UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported):  September 9, 2016

RESONANT INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-36467	45-4320930
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

110 Castilian Drive, Suite 100
Goleta, California	93117
(Address of Principal Executive Offices)	(Zip Code)

(805) 308-9803

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐                             Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                             Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                             Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                             Pre-commencement communications pursuant to Rule 13e-4(c)) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01                                  Entry into a Material Definitive Agreement.

On September 9, 2016, Resonant Inc. (the “Company”) entered into an underwriting agreement (the “Underwriting Agreement”) with National Securities Corporation (the “Underwriter”), relating to an underwritten public offering of 2,360,870 shares (the “Shares”) of the Company’s common stock, $0.001 par value.  All of the Shares are being sold by the Company.  The offering price to the public is $4.25 per share, and the Underwriter has agreed to purchase the Shares from the Company pursuant to the Underwriting Agreement at a price of $3.995 per share.  Under the terms of the Underwriting Agreement, the Company granted the Underwriter a 30-day option to purchase up to an additional 354,130 shares of common stock.

The Underwriting Agreement includes customary representations, warranties and covenants by the Company and customary conditions to closing, obligations of the parties and termination provisions. Additionally, under the terms of the Underwriting Agreement, the Company has agreed to indemnify the Underwriter against certain liabilities, including liabilities under the Securities Act of 1933, as amended, or to contribute to payments the Underwriter may be required to make in respect of these liabilities.

The Company has agreed to issue to the Underwriter at the closing of the offering, a warrant to purchase shares of the Company’s common stock (up to 5% of the shares of common stock sold in the offering, including the over-allotment option to the extent exercised). The warrant will be exercisable at $4.25 per share (100% of the price of the common stock sold in the offering), commencing on September 9, 2017 and expiring two years thereafter.

The Shares will be issued pursuant to a shelf registration statement that the Company filed with the Securities and Exchange Commission, which became effective on May 27, 2016 (File No. 333-211374).  A prospectus supplement relating to the offering has been filed with the Securities and Exchange Commission. The closing of the offering is expected to take place on or about September 14, 2016, subject to the satisfaction of customary closing conditions.

A copy of the Underwriting Agreement is attached hereto as Exhibit 1.1 and is incorporated herein by reference.  A copy of the form of underwriter’s warrant is attached as Exhibit A to the Underwriting Agreement.  The foregoing description of the material terms of the Underwriting Agreement and the underwriter’s warrant does not purport to be complete and is qualified in its entirety by reference to such exhibit.

Item 8.01                                  Other Events.

A copy of the legal opinion and consent of Stubbs Alderton & Markiles, LLP relating to the Shares is attached hereto as Exhibit 5.1.  The Company issued a press release on September 8, 2016 announcing the launch of the public offering and a press release on September 9, 2016 announcing the pricing of the offering.  These press releases are attached hereto as Exhibit 99.1 and Exhibit 99.2, respectively, and are incorporated herein by reference.

Item 9.01                                  Financial Statements and Exhibits.

(d)                              Exhibits

1.1                            Underwriting Agreement dated as of September 9, 2016 between the Company and National Securities Corporation, as underwriter.

4.1                            Form of Underwriter’s Warrant (included as Exhibit A to Exhibit 1.1)

5.1                            Opinion of Stubbs Alderton & Markiles, LLP regarding legality of the shares.

23.1                    Consent of Stubbs Alderton & Markiles, LLP (included in Exhibit 5.1).

99.1                    Press Release dated September 8, 2016.

99.2                    Press Release dated September 9, 2016.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 9, 2016	Resonant Inc.

	By:	/s/ Terry Lingren
Terry Lingren
Chief Executive Officer

EXHIBIT INDEX

Exhibit
Number	Description

1.1	Underwriting Agreement dated as of September 9, 2016 between the Company and National Securities Corporation, as underwriter.

4.1	Form of Underwriter’s Warrant (included as Exhibit A to Exhibit 1.1)

5.1	Opinion of Stubbs Alderton & Markiles, LLP regarding legality of the shares.

23.1	Consent of Stubbs Alderton & Markiles, LLP (included in Exhibit 5.1).

99.1	Press Release dated September 8, 2016.

99.2	Press Release dated September 9, 2016.